Exhibit 10.13

AMENDMENT TO INDEMNITY AGREEMENT

The following Amendment to the April 28, 2021 Indemnity Agreement is hereby entered into between the Tradeup Global Corporation (the “Company”) and [___] (the “Indemnitee”).

Given the limitations present in the Company’s directors & officers liability insurance program, uncertainties with regard to indemnification, and in exchange for the service of Indemnitee as an independent director of the Company, the Company hereby agrees that the full limit of liability of its Directors & Officer’s Liability Insurance policy (the “Policy”) currently issued by ZKI Property & Casualty Insurance Co., Ltd., or one of its affiliates (the “Insurer”) shall, in the event of a threatened or actual Proceeding against Indemnitee by reason of his service as a director of the Company and/or any subsidiary entity, be reserved for the payment of Loss (as defined in the Policy) incurred by Indemnitee, [___], or [___].1 As such, the Company shall direct the Insurer to withhold distribution of Loss to or on behalf of any person or entity insured (including the Company), other than Indemnitee, [___], and [___],2 until, and only to the extent, each of those persons affirm in writing that Policy proceeds may be released to pay Loss to or on behalf of such other insured persons or entities.

The Company warrants that it has not, and covenants that it shall not, enter into any agreements with any other person or entity that would be contrary to, or frustrate the purpose of, this Amendment that insurance proceeds prioritize protection of independent directors. Without denigrating any of the foregoing, the Company agrees that it will take reasonable efforts to see that the Policy is endorsed to give such discretion to the independent directors directly with the Insurer as well.

This Amendment is effective on the date executed by Indemnitee.

TRADEUP GLOBAL CORPORATION

By: Jianwei Li

Its: CEO

Date: 1/25/2022

INDEMNITEE

Name:

Date:

1 NTD: To list other independent directors of the Company.

2 NTD: To list other independent directors of the Company.